Exhibit 4.24

EXECUTION VERSION

Security Agreement Supplement

July 20, 2011

Wells Fargo Bank, National Association,

As Collateral Agent and as an Authorized Representative

625 Marquette Avenue

MAC 9311-110

Minneapolis, MN 55479

Attention: Corporate Trust Services

Facsimile: (612) 667-9825

Wells Fargo Bank, National Association

45 Broadway – 14th Floor

MAC N-266-140

New York, NY 10006

Attention: Corporate Trust Services

Facsimile: (212) 515-1589

Re: WMG Acquisition Corp.

Ladies and Gentlemen:

Reference is made to the Security Agreement, dated as of May 28, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Grantors from time to time party thereto in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (together with any successor collateral agent, the “Collateral Agent”). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

Section 1. Grant of Security. Each of the undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

Section 2. Security for Secured Obligations. The grant of a security interest in the Collateral by each of the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of each of the undersigned now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

Section 3. Supplements to Security Agreement Schedules. Each of the undersigned has attached hereto supplemental Schedules I through V to Schedules I through V, respectively, to the Security Agreement, and each of the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

Section 4. Representations and Warranties. Each of the undersigned hereby makes each representation and warranty set forth in Section 2.06 of the Security Agreement (as supplemented by the attached supplemental schedules) as of the date hereof.

Section 5. Secured Obligations Under the Security Agreement. Each of the undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. Each of the undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

Section 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

GUARANTORS:

J. RUBY PRODUCTIONS, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SUMMY-BIRCHARD, INC. ARTIST ARENA LLC
ATLANTIC PIX LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
P & C PUBLISHING LLC
ROADRUNNER RECORDS, INC.
THE ALL BLACKS U.S.A., INC.
T.Y.S., INC.
WARNER MUSIC NASHVILLE LLC

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary of each of the above named entities listed under the heading Additional Guarantors and signing this agreement in such capacity on behalf of each such entity

[Signature Page to Security Agreement Supplement]

GUARANTORS (cont-d):

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions Inc., its Sole Member

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Member

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary

WMG ARTIST BRAND LLC

By: Warner Music Inc., its Member

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Executive Vice President & Secretary

[Signature Page to Security Agreement Supplement]